Centennial New York Tax Exempt Trust
                            Exhibit 24(b)(16) to Form N-1A
                         Performance Data Computation Schedule



1.  YIELD AND EFFECTIVE YIELD FOR 7-DAY PERIOD ENDED 06/30/97:

    Calculations of the Fund's "Yield" and "Compounded Effective Yield" set forth in the section entitled "Yield Information" in the Statement of Additional Information were made as follows:


              Date            Daily Accrual Per Share (in $)

            06/24/97                .0000834
            06/25/97                .0000857
            06/26/97                .0000850
            06/27/97                .0000832
            06/28/97                .0000832
            06/29/97                .0000832
            06/30/97                .0000846

            Seven Day
              Total:                .0005883



      Current Yield:          $0.0005883/7 x 365 = 3.07%


                                      365/7
      Effective Yield:  (.0005883 + 1)      - 1  = 3.11%

Centennial New York Tax Exempt Trust
Page 2



2.    TAX  EQUIVALENT  CURRENT AND  EFFECTIVE  YIELDS FOR THE 7-DAY  PERIOD ENED
      06/30/97:

      The Fund's current tax equivalent yield is calculated using the following formula:

                  a
               -----  +  b  =  Tax Equivalent Yield
               1 - c

      The symbols above represent the following factors:

      a   =  7-day  current  yield  of  tax-exempt  security  positions  in  the portfolio.
      b   = 7-day current yield of taxable security positions in the portfolio.
      c = Combined stated tax rate (e.g., federal, state and New York City income tax rates for an individual in the 39.6% federal tax bracket filing singly).


       Example:           .0307
                        -----------  +  0  = 5.69%
                        1  -  .4608


      The Fund's effective tax equivalent yield is calculated using the following formula:

                  a
               -----  +  b  =  Tax Equivalent Yield
               1 - c

      The symbols above represent the following factors:

      a   = 7-day  effective  yield  of  tax-exempt  security  positions  in the portfolio.
      b   =  7-day  effective  yield  of  taxable  security   positions  in  the
          portfolio.
      c = Combined stated tax rate (e.g., federal, state and New York City income tax rates for an individual in the 39.6% federal tax bracket filing singly).


      Example:            .0311
                       ----------  +  0  =   5.77%
                        1  - .4608

Centennial New York Tax Exempt Trust
Page 3


3. TAX EQUIVALENT CURRENT AND EFFECTIVE YIELDS FOR THE 30-DAY PERIOD ENDED 06/30/97:

      The Fund's current tax equivalent yield is calculated using the following formula:

                  a
               -----  +  b  =  Tax Equivalent Yield
               1 - c

      The symbols above represent the following factors:

      a   =  30-day  current  yield  of  tax-exempt  security  positions  in the portfolio.
      b = 30-day current yield of taxable security positions in the portfolio. c = Combined stated tax rate (e.g., federal, state and New York City income tax rates for an individual in the 39.6% federal tax bracket filing singly).

      Example:            .0298
                        ----------  +  0  =   5.53%
                        1  - .4608


      The Fund's effective tax equivalent yield is calculated using the following formula:

                  a
               -----  +  b  =  Tax Equivalent Yield
               1 - c

      The symbols above represent the following factors:

      a = 30-day effective yield of tax-exempt security positions in the portfolio.
      b = 30-day effective yield of taxable security positions in the portfolio.
      c = Combined stated tax rate (e.g., federal, state and New York City income tax rates for an individual in the 39.6% federal tax bracket filing singly).

      Example:            .0302
                        ----------  +  0  =   5.60%
                        1  - .4608


         Combined Stated Tax Rate Formula

            1 - {(1-d)(1-[e+f])} = Combined Stated Tax Rate

      The symbols above represent the following factors:

      d = Stated federal tax rate (e.g., federal income tax rate for an individual in the 39.6% federal tax bracket filing singly).
      e = Stated New York State tax rate (e.g., for an individual in the 39.6% federal and 6.85% state tax bracket filing singly).
      f = Stated New York City tax rate (e.g., for an individual in the 39.6% federal and 3.88% City tax bracket filing singly).


       Example:   1 - {(1 - .3960)(1 - [.0685 + .0388])} = 46.08%